Exhibit 99.1

News

Contacts:

Media:
Candace Steele
610-727-6231
csteele@cephalon.com

Investors
Robert (Chip) Merritt
610-738-6376
cmerritt@cephalon.com

For Immediate Release

Cephalon Notified of Generic Fentanyl Buccal Tablet Filing

FRAZER, Pa., April 24, 2008 — Cephalon, Inc., (Nasdaq: CEPH) today announced its receipt of a Paragraph IV Certification Notice Letter relating to an Abbreviated New Drug Application (ANDA) submitted to the U.S. Food and Drug Administration (FDA) by Watson Laboratories, Inc., requesting approval to market and sell a generic version of FENTORA® (fentanyl buccal tablet) [C-II].  In its Notice Letter, Watson alleges that the U.S. Patent Numbers 6,200,604 and 6,974,590 covering FENTORA are invalid, unenforceable and/or will not be infringed by Watson’s manufacture, use or sale of the product described in its ANDA.

Cephalon currently is reviewing the Notice Letter and, by statute, has 45 days to initiate a patent infringement lawsuit against Watson.  Such a lawsuit would automatically prevent the FDA from approving the Watson ANDA until the earlier of a district court decision or 30 months from the company’s receipt of the Notice Letter.

Cephalon has a three-year period of marketing exclusivity for FENTORA that extends until September 2009.  Additionally, the method of use patents described above expire in 2019.

About Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and commercialization of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction.  A member of the Fortune 1000, Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota. The company’s European headquarters are located in Maisons-Alfort, France.

SOURCE: Cephalon, Inc. • 41 Moores Road • Frazer, PA 19355 • (610) 344-0200 • Fax (610) 344-0981

The company’s proprietary products in the United States include: PROVIGIL® (modafinil) Tablets [C-IV], TREANDA® (bendamustine hydrochloride), FENTORA, TRISENOX® (arsenic trioxide) injection, AMRIX® (cyclobenzaprine hydrochloride extended-release capsules), VIVITROL® (naltrexone for extended-release injectable suspension), GABITRIL® (tiagabine hydrochloride), NUVIGIL™ (armodafinil) Tablets [C-IV] and ACTIQ® (oral transmucosal fentanyl citrate) [C-II].  The company also markets numerous products internationally.  Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; prospects for regulatory approval; manufacturing development and capabilities; legal matters, including whether the company will initiate a patent infringement lawsuit against Watson; market prospects for its products; sales, adjusted net income and basic adjusted income per common share guidance; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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